                             CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement"), dated as of August 1, 2001, is entered into between Holiday RV Superstores, Inc. (the "Company"), a Delaware corporation, and Steven Antebi (the "Consultant"). In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Purpose. The Company hereby engages Consultant as an independent
          -------
consultant (and not as an agent, employee, partner or joint venturer) during the term specified hereinafter to render consulting advice to the Company upon the terms and conditions as set forth herein.

     2.   Term. This Agreement commenced effective as of August 1, 2001 through
          ----
a period ending on July 31, 2003; provided that the Company may terminate this Agreement at any time for any reason upon the delivery of written notice to the Consultant 30 days prior to the date of termination (the "Early Termination Date" and the term of this Agreement as set forth above or as earlier terminated, the "Term"); and further that the provisions of Sections 4-7 and 12-18, inclusive, will survive termination of this Agreement.

     3.   Duties of Consultant; Concurrent Appointment as Director.
          --------------------------------------------------------

          (a) During the Term, Consultant will provide the Company with such consulting advice as is reasonably requested by the Company with respect to financial planning and the development of a business plan as is reasonably requested by the Company. In performing these duties, Consultant will provide the Company with the benefits of its reasonable judgment and efforts. Consultant's duties will include, but will not necessarily be limited to the following:

                (i) Advice concerning strategic issues, including alliance partnerships and joint ventures;
                (ii) Advice regarding the implementation of the Company's goals and plans;
                (iii) Advice regarding existing and possible alternative financial structures for the Company;
                (iv) Advice concerning short- and long-range financial planning;
                (v) Advice and assistance regarding corporate finance, investment banking and capital markets;
                (vi) Advice in formulating strategy for mergers and acquisitions;
                (vii) Advice in formulating strategies for asset sales and purchases; and
                (viii) Use of Consultant's commercially reasonable efforts to comply with all reasonable requests of the Company in relation to the performance of the duties of the Consultant hereunder.

          (b) In connection with rendering its advice hereunder, Consultant and its employees and agents will be given reasonable access to the Company's officers, premises and records.

          (c) The Company acknowledges that Consultant's advice and assistance does not and will not constitute any guarantee or other assurance as to the ability of the
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     Company or of Consultant to accomplish, whether in whole or in part, any specific goals or plans of the Company.

          (d) The Company acknowledges that Consultant retains the right to provide consulting advice to other parties. Nothing herein contained will be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering advice to others or conducting any other business; provided, however, that notwithstanding any such consulting or other business, Consultant shall be available and provide consulting services to the Company at such times as requested by the Company pursuant to Section 3(a) above. Notwithstanding the foregoing, during the Term the Consultant will not provide consulting advice in favor of any other parties engaged in the same or competing business as the Company without prior written consent of the Company, other than to affiliates of the Company.

          (e) As soon as practicable after the date hereof, the Company's board may appoint Consultant a director of the Company. Consultant has consented to such appointment and agreed to serve as a director during the Term. For the Term Consultant may be appointed as either Vice Chairman or Chairman of the Board of Directors of the Company. Consultant shall be compensated separately from this Agreement as a non-employee director of the Company in accordance with the Company's compensation policies and procedures.

     4.   Compensation. In consideration for Consultant agreeing to provide and
          ------------
providing the consulting services to be rendered pursuant to this Agreement, the Company agrees to issue to Consultant 500,000 restricted shares of common stock of the Company, subject to adjustment as hereinafter provided (the "Shares"), and an option (the "Option") to purchase 400,000 shares of common stock of the Company at an exercise price equal to $3.16 per share (the "Stock Purchase Price"). The Shares and the Option will be issued to Consultant upon execution of this Agreement with appropriate restrictive legends to reflect that they have not been registered under the Securities Act of 1933, as amended (the "Act") and constitute "restricted securities" within the meaning of the Act and Rule 144 thereunder. The Shares shall vest to Consultant in full on the date hereof and the Option shall vest as follows: the right to purchase 25,000 shares shall vest on September 1, 2001, and thereafter the right to purchase 25,000 shares shall vest on the 15/th/ day of each succeeding month (or if the 15/th/ day of any such month is not a business day, then the rights vesting in that month shall vest on the business day immediately prior to the 15/th/ day of that month) until the balance of the rights to purchase shares under the Option are vested. The Option shall terminate at 6:00 p.m., Los Angeles time, sixty (60) months from the date of this Agreement. Notwithstanding the foregoing if (i) there is a change in control of the Company, (ii) if the Company acquires, is acquired by or consolidates with another entity, (iii) if the Company effects a sale or sales of its securities (other than pursuant to an employee stock option plan) in an aggregate amount equal to or in excess of $3,000,000, or (iv) if the Company borrows in an aggregate amount equal to or in excess of $3,000,000, other than pursuant to existing lines of credit or replacements thereof, then the entire Option shall thereupon become fully vested. Consultant agrees not to, directly or indirectly (including through derivative securities related to such securities), sell or otherwise transfer any of the Shares, the Additional Shares (as defined below) or any of the securities issuable upon exercise of the Option or the Additional Share Option (as defined below) until after the 365/th/ day following the date hereof (the period beginning on the date hereof and ending on such date, the "Lock-Up Period"). In

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

addition, Consultant agrees that during the Lock-Up Period Consultant will not enter into or facilitate through loans of securities or otherwise, directly or indirectly, short sales of securities of the Company and Consultant will abide by the restrictions of Section 16(c) of the Securities Exchange Act of 1934 including at such time during the Lock-Up Period, if any, that Consultant is not subject to Section 16(c).

     5.   Anti-Dilution.
          -------------

          (a) If, at any time from the date hereof through and including August 1, 2002 (the "Anti-Dilution Period"), the Company shall issue any shares of its common stock (including shares issuable upon exercise of any options, warrants or other rights or upon any conversion of preferred stock, convertible notes or other securities, whether such options, warrants or shares of preferred stock or other convertible securities have previously been or are hereafter issued by the Company during the Anti-Dilution Period, but excluding any such securities used in calculating the 8,816,300 share number set forth below and excluding shares issuable pursuant to currently outstanding options granted to employees of the Company under its broad based stock option plans) ("Dilutive Shares"), then the Company shall issue and deliver to the Consultant, no later than 10 days after any calendar quarter during which Dilutive Shares are issued, that number of additional shares of common stock of the Company ("Additional Shares") as would be required to cause Consultant's ownership percentage of the Company's Modified Outstanding Stock represented by the Shares and the Additional Shares immediately after the issuance of the Dilutive Shares and the Additional Shares to equal Consultant's ownership percentage of the Company's Modified Outstanding Stock represented by the Shares immediately prior to the issuance of the Dilutive Shares.

     The parties agree that the "Modified Outstanding Stock" as of the close of business on July 31, 2001 is 8,816,300 and that the "Modified Outstanding Stock" shall be increased thereafter by the total of all Dilutive Shares issued. After Additional Shares have been issued as provided in this Section 5(a), they shall be considered Shares for purposes of this Section 5(a) with respect to any subsequent issuance of Dilutive Shares. By way of example only, if prior to an issuance of Dilutive Shares Consultant owned 500,000 Shares and 100,000 Dilutive Shares were issued, the number of Additional Shares to be issued would be determined as follows:

         Ownership percentage of the Company's Modified Outstanding Stock represented by the Shares pre-Dilutive Shares =

                     500,000/8,816,300, or 5.671%

         Dilutive Share issuance of 100,000 shares

         Ownership percentage of the Company's Modified Outstanding Stock represented by the Shares post-Dilutive Shares and post-Additional
             Shares =

                     (500,000 + 5,671) /(8,816,300 + 100,000), or 5.671%, with
                       5,671 being the Additional Shares issued

          (b) If the Company issues Dilutive Shares during the Anti-Dilution Period, then the Company shall issue and deliver to the Consultant, no later than 10 days after any calendar quarter during which Dilutive Shares are issued, an additional option to purchase that number of additional shares of common stock of the Company ("Additional Share Option") as would be required to cause Consultant's ownership percentage of the Company's Modified Outstanding Stock represented by the Option and the Additional Share Option immediately after

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

the issuance of the Dilutive Shares and the Additional Share Option to equal Consultant's ownership percentage of the Company's Modified Outstanding Stock represented by the Option immediately prior to the issuance of the Dilutive Shares. After Additional Share Options have been issued as provided in this
Section 5(b), they shall be considered part of the Option for purposes of this
Section 5(b) with respect to any subsequent issuance of Dilutive Shares. By way of example only, if prior to an issuance of Dilutive Shares Consultant held and Option to purchaser 400,000 shares of common stock and 100,000 Dilutive Shares were issued, the number of shares subject to an Additional Share Option to be issued would be determined as follows:


         Ownership percentage of the Company's Modified Outstanding Stock represented by the Option pre-Dilutive Shares =

                    400,000/8,816,300, or 4.537%

         Dilutive Share issuance of 100,000 shares

         Ownership percentage of the Company's Modified Outstanding Stock represented by the Shares post-Dilutive Shares and
                    post-Additional Shares =

                    (400,000 + 4,537) /(8,816,300 + 100,000), or 4.537%, with
                      4,537 being the number of shares subject to the Additional
                        Share Option issued

     The exercise price of the Additional Share Option (the "Additional Share Option Purchase Price") shall be the lesser of (y) the price that the Company's common stock was issued in the transaction giving rise to such issuance or (z) the Stock Purchase Price. The Additional Share Option shall otherwise be on the same terms as the Option and expire on the date that the Option expires.

          (c) In the event the Company provides notice of termination of this Agreement within 30 days of the date hereof, the anti-dilution protection provisions provided in Sections 5(a) and (b) shall be void and of no effect.

     6.   Cashless Exercise. Notwithstanding any provisions herein to the
          -----------------
contrary, if the fair market value of one share of the Company's Common Stock is greater than the Stock Purchase Price (or, if applicable, the Additional Share Option Purchase Price) (at the date of calculation as set forth below), in lieu of exercising the Option (or, if applicable, the Additional Share Option) for cash, the Consultant may elect to receive shares equal to the value (as determined below) of the Option (or Additional Share Option) (or the portion thereof being canceled) by surrender of the Option (or Additional Share Option) at the principal office of the Company together with a properly endorsed form of subscription and notice of such election in which even the Company shall issue to the Consultant a number of shares of Common Stock computed using the following formula:

                                     Y   (A - B)
                                     -----------
                              X    =      A

     Where X equals the number of shares of Common Stock to be issued to the Consultant;

     Y equals the number of shares of Common Stock purchasable under the Option (or Additional Share Option) or, if only a portion of the Option (or Additional Share Option) is being exercised, the portion of the Option (or Additional Share Option) being canceled (as of one day prior to the date of such calculation);

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

          A equals the fair market value of one share of the Company's Common Stock (as of one day prior to the date of such calculation); and

          B equals the Stock Purchase Price or the Additional Share Option Purchase Price (as adjusted to one day prior to the date of such calculation).

          For purposes of the above calculation, the fair market value of one share of Common Stock shall mean:

       (a) If traded on a securities exchange, the fair market value of the Common Stock on such exchange over the 30-day period ending five business days prior to the net issuance exercise date;

       (b) If traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of the Common Stock shall be deemed to be the average of the last reported sales prices of the Common Stock on such market over the 30-day period ending five business days prior to the net issuance exercise date;

       (c) If traded over-the-counter other than on the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the 30-day period ending five business days prior to the net issuance exercise date; and

       (d) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the Consultant and the Company, and if the Consultant and the Company are unable to so agree, at the Company's sole expense, by an investment banker of national reputation selected by the Company and reasonably acceptable to the Consultant.

The parties shall make separate calculations with respect to the Option and the Additional Share Option utilizing the formula set forth above.

In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with the Option or the Additional Share Option. If such dispute involves the calculation of the Stock Purchase Price or the Additional Share Option Purchase Price, the Company shall submit the disputed calculations to a "Big Five" independent accounting firm (selected by the Company) via facsimile within three (3) business days of any receipt of written notice that Consultant has exercised the Option or the Additional Share Option in whole or in part (only to the extent vested under paragraph 4 above). Should the Company not timely submit the calculations as herein set forth then Consultant's calculations shall govern for purposes of share issuance hereunder. The accounting firm shall audit the calculations and notify the Company and the Consultant of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with this Section.

        7.   Expenses. The Company will pay or promptly reimburse Consultant for
             --------
the out-of-pocket expenses, including expenses for travel, lodging, and meals, which (a) are incurred by Consultant in connection with the performance of services under this Agreement, (b) the Company either (i) authorizes in advance and confirms in writing or (ii) subsequently determines, in its sole discretion, to be reasonable under the circumstances, (c) are identified in an invoice submitted to the Company, and (d) are supported by receipts for individual expense items of One Hundred Fifty Dollars ($150.00) or more. The Company shall further promptly reimburse Consultant for fees and expenses incurred by Consultant in connection with the negotiation and preparation of this Agreement not to exceed $8,000.

     8.   Proprietary Information. Consultant agrees that, except as appropriate
          -----------------------
to carry out its duties under this Agreement or as required by law (in the opinion of Consultant's counsel), it will not use or disclose, without the Company's prior consent, any information furnished or disclosed (whether before or after the date hereof) to Consultant by the Company or its employees, agents or representatives, including without limitation any of the Company's trade secrets or other proprietary information or information concerning the Company's current and any future proposed operations, services or products; provided that Consultant's obligations of nonuse and nondisclosure under this provision will not be deemed to restrict the use and/or disclosure of information that (a) is or becomes publicly known or within the public domain without a breach of this Agreement, (b) Consultant can establish was known to it prior to its receipt thereof, or (c) has been or is subsequently disclosed to Consultant by a third person who is not under an obligation of confidence to the Company or any of its affiliates.

     9.   Representations and Warranties of the Company. The Company represents
          ---------------------------------------------
and warrants to Consultant as follows:

             (a) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has all corporate power and authority, and all corporate authorizations, necessary to enable it to enter into this Agreement and carry out the transactions that are the subject of this Agreement including the issuance of the Shares;

             (b) This Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

             (c) When issued as provided in this Agreement, all of the securities delivered by the Company to Consultant hereunder will be duly and validly issued, fully paid and nonassessable, free and clear of any liens or encumbrances, and will be free of restrictions on transfer except for such restrictions, if any, as may be imposed under applicable securities laws and this Agreement.

     10.  Representations and Warranties of Consultant. Consultant represents
          --------------------------------------------
and warrants to the Company that this Agreement is a valid and binding agreement of the Consultant, enforceable against the Consultant in accordance with its terms.

     11.  Assignment. This Agreement and the rights hereunder may not be
          ----------
assigned by either party (except by operation of law) without prior written consent of the other party, but, subject to the foregoing limitation, this Agreement will be binding upon and inure to the benefit of the respective successors, assigns and legal representatives of the parties.

     12.  Notices and Other Communications. Any notice or other communication
          --------------------------------
required or permitted to be given under this Agreement must be in writing and will be deemed effective when delivered in person or transmitted by a facsimile process (with a prompt written confirmation) or, if outside the hours of 9:00 a.m. to 5:00 p.m. on any business day in the jurisdiction of the addressee, will be deemed to be given at 9:00 a.m. on the next business day, or on the third business day after the day on which mailed from within the 48 contiguous United States of America, to the following addresses (or to any other address subsequently specified by the person to whom the notice or other communication is sent):

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

          If to the Consultant:

                      Steven Antebi
                      10550 Fontenelle Way
                      Los Angeles, California 90077
                      Facsimile Number: (310) 476-1338

          If to the Company:

                      Holiday RV Superstores Inc.
                      200 East Broward Boulevard, Suite 920
                      Fort Lauderdale, Florida 33301
                      Attention: Michael S. Riley, Chairman and Chief Executive
                                   Officer
                      Facsimile Number: (954) 522-9906

          For the purposes of this Agreement, "business day" will refer to any day on which The New York Stock Exchange is generally open for business.

     13.  Captions. The headings of the sections of this Agreement are intended
          --------
solely for convenience of reference and are not intended and will not be deemed for any purpose whatever to modify or explain or place any construction upon any of the provisions of this Agreement.

     14.  Attorneys' Fees. In the event any party hereto will institute an
          ---------------
action to enforce any rights hereunder, the prevailing party in such action will be entitled, in addition to any other relief granted, to reasonable attorneys' fees and costs.

     15.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties hereto pertaining to the consulting relationship of the parties and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, amendment, waiver or termination of this Agreement will be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any provision hereof (whether or not similar), nor will waiver constitute a continuing waiver.

     16.  Indemnification by the Company and the Consultant.
          -------------------------------------------------

             (a) Consultant hereby agrees to indemnify and save the Company and hold the Company harmless in respect of all causes of actions, liabilities, costs, charges and expenses, loss and damage (excluding consequential loss) suffered or incurred by the Company (including legal fees) arising from any act of material gross negligence or intentional omission of the Consultant or its employees, servants and agents and /or arising from any material breach by Consultant or any of its employees, servants and agents of any of the terms and conditions imposed on the Consultant pursuant to this Agreement.

             (b) The Company hereby agrees to indemnify and save Consultant and hold Consultant harmless in respect of all causes of actions, liabilities (but excluding tax liabilities or claims resulting from income to Consultant pursuant to this Agreement), costs, charges and expenses, loss and damage (excluding consequential loss) suffered or incurred by Consultant (including legal fees) arising from any act of negligence or omission of the Company or its employees, servants and agents and/or arising from

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

     breach by the Company or any of its employees, servants and agents of any of the terms and conditions imposed on the Company pursuant to this Agreement.

             (c) No party will be liable to any other party hereunder for any claim covered by insurance, except to the extent that the liability of such party is not covered by or exceeds the amount of such insurance coverage. Nothing in this clause (c) will be construed to reduce insurance coverage to which any party may otherwise be entitled.

             (d) The Company covenants to Consultant to maintain, at all times during the period that Consultant shall be a director of the Company, directors' and officers' liability insurance in an amount not less than $3,000,000. If at any time within the Term the Company shall fail to maintain such insurance then in addition to any other remedy available to Consultant, all shares underlying the Option and, if applicable, the Additional Share Option, not then vested shall immediately vest to Consultant and Consultant may thereupon (i) immediately notify the Company that the Term has ended, and (ii) resign from all positions and work then being performed for or on behalf of the Company.

     17.  Severability. If any provision or portion of a provision of this
          ------------
Agreement is held to be invalid, illegal or unenforceable under applicable law, that provision or portion will be excluded from this Agreement, but only to the extent of such prohibition or unenforceability, and the balance of the Agreement will be interpreted as if that provision or portion were so excluded, and will be enforceable in accordance with its terms.

     18.  Governing Law. This Agreement will be governed by the laws of
          -------------
California and any disputes of any nature arising from or related to this agreement between Consultant and the Company, which arise from or are related to this Agreement or are otherwise related to services rendered by Consultant for the Company shall be resolved by binding arbitration in Los Angeles before a sole arbitrator appointed who shall be a retired judge of the Los Angeles superior court. The sole arbitrator shall apply California substantive law and the provisions of the California Evidence Code. The decision of the arbitrator shall be final and shall be enforceable as a judgment. The arbitrator shall be selected pursuant to mutual agreement of the parties. However, if no agreement can be reached, the arbitrator shall be selected as provided in code of Civil Procedure (S)1281.6. The parties expressly waive any right to trial by jury. Consultant and the Company consent to the exclusive jurisdiction of the state or federal courts of California.

          By placing each of our initials here, we acknowledge that we have read the foregoing arbitration provision, jury trial waiver and consent to jurisdiction and agree to be bound thereby.

                   ______________             ______________
                         SA                         MSR

     19.  Counterparts. This Agreement may be executed in counterparts.  All of
          ------------
such counterparts will constitute one and the same agreement. The Company and Consultant agree that facsimile signatures of this Agreement will be deemed a valid and binding execution of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this day and year first above written.

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

                                          Company:

                                          Holiday RV Superstores, Inc.
                                          a Delaware corporation


                                          By:________________________________
                                             Michael S. Riley
                                             Chairman of the Board


                                          Consultant:


                                          ___________________________________
                                          Steven Antebi

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